Exhibit A.(7)(b)

FEDERAL INSURANCE COMPANY
STATEMENT OF ASSETS, LIABILITIES AND SURPLUS TO POLICYHOLDERS
Statutory Basis
DECEMBER 31, 2006
(in thousands of dollars)

		LIABILITIES AND
ASSETS		SURPLUS TO POLICYHOLDERS
Cash and Short Term Investments	$ 580,553	Outstanding Losses and Loss Expenses	$11,595,150
United States Government,		Unearned Premiums	3,616,396
State and Municipal Bonds	12,508,719	Reinsurance Premiums Payable	449,499
Other Bonds	2,869,870	Provision for Reinsurance	201,207
Stocks	1,067,735	Other Liabilities	1,224,072
Other Invested Assets	1,358,500
TOTAL INVESTMENTS	18,385,377	TOTAL LIABILITIES	17,086,324
Investments in Affiliates:
Chubb Investment Holdings, Inc.	2,235,569	Capital Stock	20,980
Pacific Indemnity Company	1,608,062	Paid-In Surplus	3,106,790
Chubb Insurance Company of Eu rope	873,008	Unassigned Funds	8,148,977
Executive Risk Indemnity Inc.	810,146
CC Canada Holdings Ltd.	461,798
Great Northern Insurance Company	351,273
Chubb Insurance Company of Australia	159,837	SURPLUS TO POLICYHOLDERS	11,278,747
Vigilant Insurance Company	138,358
Other Affiliates Premiums Receivable	220,451 1,626,163
Other Assets	1,493,029
		TOTAL LIABILITIES AND
TOTAL ADMITTED ASSETS	$28,363,071	SURPLUS TO POLICYHOLDERS	$28,363,071
Investments are valued in accordance with requirements of the National Association of Insurance Commissioners.
Investments valued at $454,144,605 are deposited with government authorities as required by law.
State, County & City of New York, - ss:

Yvonne Baker, Assistant Secretary of the Federal Insurance Company being duly sworn, deposes and says that the foregoing Statement of Assets, Liabilities and Surplus to Policyholders of said Federal Insurance Company on December 31, 2006 is true and correct and is a true abstract of the Annual Statement of said Company as filed with the Secretary of the Treasury of the United States for the 12 months ending December 31, 2006.

Subscribed and sworn to before me this
/s/ Yvonne Baker Assistant Secretary
/s/ Dorothy Baker	DOROTHY M. BAKER NOTARY PUBLIC, State of New York No. 31-4904994 Qualified in New York County Commission Expires Sept. 14, 2009